UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 8, 2009
Date of Report (Date of earliest event reported)

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

(276) 326-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On July 8, 2009, First Community Bancshares, Inc. (the “Company”) redeemed all 41,500 outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $1 and liquidation preference $1,000 per share, that were issued to the United States Department of the Treasury (the “Treasury”) pursuant to the Troubled Asset Relief Program.  The aggregate purchase price paid by the Company to the Treasury for the preferred stock was approximately $41.81 million, including approximately $305 thousand of accrued and unpaid dividends.  The Company expects to recognize a deemed dividend of approximately $972 thousand associated with the discount in the third quarter of 2009.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)	The following exhibit is included with this report:

	Exhibit No.	Exhibit Description

	99.1	Press release dated July 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	July 8, 2009	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer